News

FOR IMMEDIATE RELEASE

Contact:
Alan Caminiti
(914) 701-8400

Polar Wins Final DOT Approval For Air Rights to China

PURCHASE, N.Y., October 20, 2004 – The U.S. Department of Transportation (DOT) has finalized its tentative decision and formally selected Polar Air Cargo, Inc. (Polar) as the next U.S. all-cargo carrier to serve China under the U.S./China aviation agreement signed earlier this year.

The final order grants Polar the right to operate six weekly frequencies between China and the United States for the remainder of 2004, expanding to nine weekly frequencies in 2005. Upon receiving final approval from the Civil Aviation Administration of China (CAAC), Polar will provide transpacific, all-cargo scheduled service between the following city pairs:

New York – Shanghai
Chicago – Shanghai
Los Angeles – Shanghai
Miami – Shanghai
Anchorage - Shanghai

The service will also operate through Polar’s scheduled service hub in Seoul, Korea, permitting connecting service between China and multiple points in Asia, Europe, and South America served by Polar’s global network.

2000 Westchester Ave.  Purchase, NY 10577 USA  Tel: (914) 701-8400

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“We are extremely pleased to be the first U.S. air carrier named under the new, landmark aviation agreement between the United States and the People’s Republic of China,” said Jeffrey H. Erickson, President and Chief Executive Officer of Atlas Air Worldwide Holdings, Inc., Polar’s parent Company, “and we eagerly anticipate the opportunity to serve shippers in the United States and China with Polar’s scheduled service.”

Polar will work with the CAAC on the necessary approvals so that service can begin as soon as possible in a bilateral aviation market distinguished by its current and widely forecasted growth. As noted by the DOT, China is presently the largest transoceanic trading partner of the United States, and the airborne trade between the two countries is expected to grow faster over the next 20 years than with any other U.S. trading partner.

Polar Air Cargo Inc., a wholly owned subsidiary of Atlas Air Worldwide Holdings, Inc. (pk:AAWWV), operates a fleet of Boeing 747 freighters on a time-definite, cost-effective, scheduled basis in service connecting Asia, Europe, Australia, and the Americas. Learn more at www.polaraircargo.com.

This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company's current views with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of AAWW and its subsidiaries (collectively, the companies) that may cause the actual results of the companies to be materially different from any future results expressed or implied in such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the companies to continue as going concerns; the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies' ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives and associates; the ability of the companies to attract and retain customers; demand for cargo services in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs; financing costs; the cost and availability of war risk insurance; aviation fuel costs; security-related costs; competitive pressures on pricing (particularly from lower-cost competitors); weather conditions; government legislation and regulation; consumer perceptions of the companies' products; pending and future litigation; the commencement of public trading and market acceptance of AAWW's new common stock; and other risks and uncertainties set forth from time to time in the Company's reports to the United States Securities and Exchange Commission. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. The Company assumes no obligation to update such statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such statements other than as required by law.

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2000 Westchester Ave.  Purchase, NY 10577 USA  Tel: (914) 701-8400